Exhibit 10.2

EXECUTION VERSION

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of January 14, 2022, by and among LUMENTUM HOLDINGS INC., a Delaware corporation (“Lumentum” and, solely in its capacity as a holder of Subordinated Debt and not in any other capacity, the “Subordinated Creditor”), NEOPHOTONICS CORPORATION, a Delaware corporation (the “Company”), the other LOAN PARTIES (defined below) signatory hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent (“Agent”) for all Senior Lenders party to the Senior Credit Agreement described below.

RECITALS

A. The Company, as the Borrower (as defined therein), each other person designated as a Borrower from time to time, Agent and Senior Lenders (as hereinafter defined) have entered into an Amended and Restated Credit Agreement dated as June 29, 2021, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of the date hereof (the “First Amendment”) and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Senior Credit Agreement”, pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to such Borrowers. Pursuant to a certain Amended and Restated Guaranty and Security Agreement dated as of June 29, 2021 (as in effect on the date hereof or as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Senior Security Agreement”), all of the Loan Parties’ obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired property of the Company and the other Loan Parties party thereto (collectively, the “Collateral”).

B. The Company, the other Loan Parties and Subordinated Creditor have on the date hereof entered into that certain Credit Agreement (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Subordinated Credit Agreement”) pursuant to which the Subordinated Creditor has agreed to provide an unsecured delayed draw term loan facility to the Company, in the aggregate original principal amount of up to $50,000,000.

C. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the First Amendment, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor, the Company and the other Loan Parties in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents (as each such term is hereinafter defined).

NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Agent” shall mean Wells Fargo Bank, National Association, as Agent for the Senior Lenders, or any other Person appointed by the Senior Lenders as administrative agent for purposes of the Senior Debt Documents and this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Discharge of the Senior Debt” means, except to the extent otherwise expressly provided herein,

(a) payment in full in cash (or another form acceptable to each Senior Lender) (other than outstanding Letters of Credit, unasserted contingent indemnification obligations and the items provided for in clauses (c) and (d) below) of the Senior Debt;

(b) termination or expiration of all commitments to lend or issue letters of credit under the Senior Debt Documents;

(c) termination or cash collateralization (in an amount and in the manner required by the Senior Credit Agreement as in effect as of the date hereof) of all outstanding letters of credit issued under the Senior Debt Documents or that constitute Senior Debt; and

(d) cash collateralization of any costs, expenses and contingent indemnification obligations consisting of Senior Debt not yet due and payable but with respect to which a claim has been asserted (in each case in an amount and manner reasonably satisfactory to the Agent).

“Distribution” shall mean, with respect to any indebtedness or obligation, (a) any payment or distribution by any Loan Party of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Loan Party, including without limitation, upon the exercise of any rights with respect to such indebtedness or obligation or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of any Loan Party, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Loan Party with respect to the Subordinated Debt (other than receipt of payments or any Offset Repayment, in each case, permitted by this Agreement), (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Loan Party to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Loan Party to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Loan Party or (f) enforcement of any judgment lien that the Subordinated Creditor may otherwise obtain; provided, that Enforcement Actions shall not include:

i)	if an Insolvency Proceeding has been commenced, the filing of a claim or statement of interest with respect to the Subordinated Debt;

ii)

the filing of any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Creditor;

iii)

the voting on any plan of reorganization (provided that the Subordinated Creditor may not vote in favor of a plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement), or the making of other filings and motions that are, in each case, in accordance with, the terms of this Agreement, with respect to the Subordinated Debt and the Collateral;

iv)	the charging of the default rate of interest otherwise permitted hereunder;

v)	the delivery of notice of a Subordinated Debt Default;

vi)

the filing of any lawsuit solely for the purpose of preventing any statute of limitation from expiring or solely for non-monetary specific performance or injunctive relief to compel a Loan Party to comply with any non-payment obligations under the Subordinated Debt Documents resulting in a Subordinated Debt Default, as long as such exercise of remedies shall not impose any monetary obligations on the Loan Parties;

vii)	the enforcement of any subordination agreement with respect to any indebtedness that is subordinated to the Subordinated Debt; and

viii)	acceleration of the Subordinated Debt upon the commencement of any Insolvency Proceeding.

“Loan Parties” shall mean, collectively, the Company, each other “Borrower” under and as defined in the Senior Credit Agreement, and each Guarantor under and as defined in the Senior Credit Agreement or any of the foregoing that executes and delivers (or is required to execute and deliver) any guaranty or similar agreement pursuant to the Senior Loan Documents or the Subordinated Debt Documents, or is otherwise liable for any of the Senior Debt or the Subordinated Debt or any of whose property is pledged as security for the Senior Debt, and their respective successors and assigns.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger by and among Lumentum, Neptune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lumentum, and the Company, dated as of November 3, 2021 (as in effect on the date hereof).

“Offset Repayment” shall mean, in the event that the Merger Agreement is terminated and the payment of the Parent Termination Fee is required pursuant to the terms of the Merger Agreement, the application of the Subordinated Debt owed by the Company to Subordinated Creditor (including any accrued and unpaid interest in connection therewith) to satisfy such Parent Termination Fee in accordance with Section 8.3(g) of the Merger Agreement; provided that (i) no cash payments are made to the Subordinated Creditor by the Company on account of the Subordinated Debt, (ii) the Subordinated Debt Documents shall terminate and be of no further force and effect (other than any terms or conditions that expressly survive termination of such documents and satisfaction of the Subordinated Debt thereunder) and (iii) all obligations under the Subordinated Debt Documents shall be deemed satisfied and discharged in full as contemplated by Section 8.3(g) of the Merger Agreement.

“Permitted Refinancing” shall mean any refinancing of the Senior Debt under the Senior Loan Documents provided that the financing documentation entered into by the Loan Parties in connection with such Permitted Refinancing constitutes Permitted Refinancing Senior Debt Documents.

“Permitted Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the Senior Loan Documents and pursuant to which the Senior Debt under the Senior Loan Documents is refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation that contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (a) then exist in the Senior Loan Documents or (b) could be included in the Senior Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement; provided that any such Permitted Refinancing Senior Debt Documents must (a) include a “liquidity” covenant that is no more favorable to the Company than that in clause (ii) of the first sentence of Section 7 of the Senior Credit Agreement), (b) include a “maturity date” definition that gives effect to the “Maturity Acceleration Event”, (c) include a definition of “Maturity Acceleration Event” that is substantively identical to that contained in the Senior Credit Agreement, (d) not provide that the final maturity date of the Senior Debt thereunder occurs at any time after the date of occurrence of the “Maturity Acceleration Event” unless in connection with such extension the Subordinated Debt is permitted to be repaid prior to the Senior Debt, and (e) not impose any limitations on payments of the Subordinated Debt that would otherwise be permitted pursuant to the terms of this Agreement.

“Permitted Subordinated Debt Payments” shall mean, collectively (i) regularly scheduled payments of cash interest on the Subordinated Debt, due and payable on a non-accelerated basis monthly in arrears and calculated at the rate determined in accordance with the Subordinated Credit Agreement as in effect on the date hereof, so long as (x) no Default or Event of Default (as each such term is defined in the Senior Credit Agreement) has occurred and is then continuing under the Senior Credit Agreement or would occur thereunder as a result of such payment and (y) on a pro forma basis after giving effect to such payment, the Company’s Liquidity (as defined in the Senior Credit Agreement as in effect on the date hereof) shall not be less than $30,000,000, of which at least $6,250,000 shall be comprised of Excess Availability (as defined in the Senior Credit Agreement as in effect on the date hereof), (ii) to the extent that the conditions to payments of cash interest specified in clauses (x) and (y) of clause (i) of this definition are not satisfied, Subordinated PIK Payments equal to the amount that would have been otherwise permitted under clause (i) of this definition but for the restrictions set forth in clauses (x) and (y) thereof, (iii) Subordinated PIK Payments in lieu of interest otherwise payable at the default rate of interest set forth in Section 2.6(c) of the Subordinated Credit Agreement as in effect on the date hereof, and (iv) the Offset Repayment.

“Permitted Third Party Payment” shall mean the payment by a Third Party to the Subordinated Creditor of the Permitted Third Party Repayment Amount if and to the extent permitted pursuant to the second paragraph of Section 2.1 hereof.

“Permitted Third Party Repayment Amount” shall mean an amount equal to the outstanding amount of the Subordinated Debt (including any accrued and unpaid interest, and Subordinated PIK Payments, in each case, incurred pursuant to the Subordinated Debt Documents) determined as of the date of the termination of the Merger Agreement.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person under Applicable Law, including, without limitation, the Bankruptcy Code.

“Reorganization Subordinated Securities” shall mean (a) any equity securities of any Loan Party or any other Person and (b) any debt securities of any Loan Party or any other Person, in each case under clause (a) and (b), that are distributed to any Subordinated Creditor in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or adjustment and that, in the case of such debt securities, (i) are subordinated in right of payment to the Senior Debt (or any debt securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt, (ii) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person and (iii) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt securities than are the terms of the Senior Debt (or any debt securities issued in substitution of all or any portion of the Senior Debt).

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Loan Parties from time to time owed to Agent or any Senior Lender (or in the case of Bank Product Obligations, any affiliate of Agent or any Senior Lender) under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, all Bank Product Obligations (as defined in the Senior Credit Agreement), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the commencement of a Proceeding together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the principal amount of any revolving or term loans included in Senior Debt exceed $75,000,000; and provided, for clarity, that the amount of Senior Debt arising pursuant to Bank Product Obligations (as defined in the Senior Credit Agreement) shall not (i) be subject to, and shall not be included in, the foregoing maximum principal amount and (ii) exceed $10,000,000 at any time outstanding.

“Senior Debt Documents” shall mean the Senior Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

“Senior Default” shall mean any “Event of Default” under the Senior Debt Documents.

“Senior Lenders” shall mean the holders of the Senior Debt.

“Senior Loan Documents” shall mean any and all of the Senior Credit Agreement, the Senior Security Agreement, any other Loan Document (as defined in the Senior Credit Agreement) and all Bank Product Agreements (as defined in the Senior Credit Agreement), as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder.

“Senior Debt Maturity Date” shall mean the “Maturity Date” as such term is defined in the Senior Credit Agreement as in effect on the date hereof.

“Standstill Period” shall mean a period commencing on the date of delivery of a Subordinated Debt Default Notice to Agent and ending on the earlier to occur of (a) 180 days thereafter and (b) the date upon which the Subordinated Debt Default that was the subject of the Subordinated Debt Default Notice is cured or waived.

“Subordinated Debt Maturity Date” shall mean the “Maturity Date” as such term is defined in the Subordinated Credit Agreement as in effect on the date hereof.

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Loan Parties from time to time owed to Subordinated Creditor under the Subordinated Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, in each case, under the Subordinated Debt Documents, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the commencement of a Proceeding together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Subordinated Debt Default” shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting the Subordinated Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt or any Subordinated Debt Document.

“Subordinated Debt Default Notice” shall mean a written notice from the Subordinated Creditor or the Loan Parties to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

“Subordinated Debt Documents” shall mean the Subordinated Credit Agreement, any guaranty with respect to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Subordinated PIK Payments” shall mean payments of interest (including default interest) calculated at the rate set forth in the Subordinated Credit Agreement as in effect on the date hereof or as modified in accordance with the terms of this Agreement, made by payment in kind (and not made in cash) in the form of an increase in the principal amount of existing Subordinated Debt in lieu of interest payments that are not permitted to be paid in cash pursuant to the terms hereof. For avoidance of doubt, all Subordinated PIK Payments shall constitute Subordinated Debt subject to the terms hereof.

“Third Party” shall mean a “Third Party” (as defined in the Merger Agreement) that has made an “Acquisition Proposal” (as defined in the Merger Agreement) that is a “Superior Proposal” (as defined in the Merger Agreement).

2. Subordination.

2.1 Subordination of Subordinated Debt to Senior Debt. Each Loan Party covenants and agrees, and the Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth (and subject to any exceptions set forth herein), to the prior Discharge of the Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

Notwithstanding anything in this Agreement to the contrary, a Third Party (as defined in the Merger Agreement) may pay the Permitted Third Party Repayment Amount to the Subordinated Creditor (i) in connection with the assignment and assumption of the Subordinated Creditor’s rights and obligations under the Subordinated Debt Documents to such Third Party in accordance with Section 2.7(a) so long as such Third Party agrees to be bound by the terms of this Agreement as if it were an original Subordinated Creditor party hereto or (ii) without assuming the Subordinated Creditor’s rights and obligations under the Subordinated Debt Documents so long as (w) such Third Party is not an affiliate of the Company, (x) in connection with such payment, the Subordinated Debt is deemed to be satisfied in full in connection therewith and the Subordinated Debt Documents shall terminate and be of no further force and effect (other than any terms or conditions relating to indemnification or reimbursement that expressly survive termination of such documents and which shall remain subordinated to the Senior Debt in accordance with the terms hereof) and all obligations thereunder (including any obligations that otherwise may be owing by the Company or any other Loan Party to the Third Party thereunder) shall be deemed satisfied and discharged in full, (y) all material terms and agreements related to such payment have been disclosed to Agent, and (z) (1) the Company does not require Agent’s consent under the Senior Debt Documents to execute and deliver the definitive documentation with respect to such Third Party’s Acquisition Proposal (as defined in the Merger Agreement), (2) the Board of the Company has determined that the Third Party’s Acquisition Proposal (as defined in the Merger Agreement) constitutes a Superior Proposal (as defined in the Merger Agreement), (3) none of the Company or any of its subsidiaries has agreed or provided any commitment to agree to any commercial transaction (including discounts and trade payment terms) with such Third Party that was not negotiated on an arms’-length basis without taking into account the repayment of the Subordinated Debt by the Third Party and (4) none of the Company nor any of its subsidiaries will make any cash payment in respect of the termination of the Subordinated Debt, except that the Company may, for the avoidance of doubt, pay the Subordinated Creditor the Company Termination Fee if required in accordance with the Merger Agreement.

2.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving any Loan Party:

(a) The Discharge of the Senior Debt shall have occurred before any Distribution in such Proceeding, whether in cash, securities or other property, shall be made to the Subordinated Creditor on account of any Subordinated Debt (other than (i) a Distribution in the form of Subordinated PIK Payments, (ii) a Distribution in the form of Reorganization Subordinated Securities if, in the case of Reorganization Subordinated Securities, Subordinated Creditors and Agent shall have entered into such supplements to, or modifications of, this Agreement as Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein, and (iii) the Offset Repayment).

(b) Any Distribution in such Proceeding, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt (other than (i) a Distribution in the form of Subordinated PIK Payments, (ii) a Distribution in the form of Reorganization Subordinated Securities if, in the case of Reorganization Subordinated Securities, Subordinated Creditors and Agent shall have entered into such supplements to, or modifications of, this Agreement as Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein, and (iii) the Offset Repayment) shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until the Discharge of the Senior Debt. The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent (other than any Distribution constituting a Permitted Subordinated Debt Payment that was permitted hereunder at the time made and received by the Subordinated Creditor prior to the commencement of the applicable Proceeding). The Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of the Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c) The Subordinated Creditor agrees not to (i) initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt, the Senior Debt Documents or any liens and security interests in property securing the Senior Debt, it being understood and agreed that nothing in this Agreement shall prevent the Subordinated Creditor from serving on or chairing any official or ad hoc committee of unsecured creditors so long as the Subordinated Creditor recuses itself from participation in any such challenge and (ii) without the consent of the Agent, directly or indirectly propose, support or vote in favor of any plan of reorganization or similar dispositive restructuring plan in connection with a Proceeding that is inconsistent in any material respect with this Agreement (including, without limitation, that does not provide for Discharge of the Senior Debt prior to any Distribution in connection with the Subordinated Debt other than a Distribution in the form of Subordinated PIK Payments or Reorganization Subordinated Securities if Subordinated Creditors and Agent shall have entered into such supplements to, or modifications of, this Agreement as Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein) or receipt of the Offset Repayment. Agent agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability or validity of the Subordinated Debt.

(d) Following Discharge of the Senior Debt, any Distribution which may be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the Subordinated Creditor for application in satisfaction of the Subordinated Debt until such time as all the Subordinated Debt shall have been paid in full in cash.

(e) The Subordinated Creditor hereby irrevocably authorizes, empowers and appoints Agent as its agent and attorney-in-fact to execute, verify, deliver and file proofs of claim in respect of the Subordinated Debt upon the failure of the Subordinated Creditor promptly to do so prior to 5 days before the expiration of the time to file any such proof of claim; provided that Agent shall have no obligation to execute, verify, deliver and/or file any claim with the authority granted hereby. Agent shall have no right to vote such claim in any such Proceeding.

(f) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and the Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder. For clarity, nothing in this Section 2.2 shall be deemed to prohibit a Permitted Third Party Payment that would otherwise be permitted under the second paragraph of Section 2.1 hereof.

(g) The Subordinated Creditor shall not offer to provide or support any other offer to provide, any debtor-in-possession financing in a Proceeding involving the Company, as debtor, unless either (i) the Discharge of the Senior Debt will occur in connection therewith or (ii) such debtor-in-possession financing is subordinated to the Senior Debt substantially on the same terms as set forth herein.

2.3 Subordinated Debt Payment Restrictions.

(a) Notwithstanding the terms of the Subordinated Debt Documents, each Loan Party hereby agrees that it may not make, and the Subordinated Creditor hereby agrees that it will not accept, any Distribution or other payment with respect to the Subordinated Debt until the Discharge of the Senior Debt, other than, subject to the terms of Section 2.2 of this Agreement, Permitted Subordinated Debt Payments, any Permitted Third Party Payment (which, for the avoidance of doubt, shall not constitute Distributions), any Offset Repayment and any payments made in accordance with Section 2.3(b). For clarity, no Subordinated PIK Payment may be paid in cash until the Discharge of the Senior Debt except as provided in Section 2.3(b) except in connection with an Offset Repayment and a Permitted Third Party Payment.

(b) Subject to Section 2.2, if a Maturity Acceleration Event has occurred under the Senior Credit Agreement and the Agent or the Senior Lenders have waived in writing the requirement that the Senior Debt be paid in full in connection therewith prior to the Subordinated Debt Maturity Date of the Subordinated Debt or has agreed in writing to, notwithstanding the occurrence of the Maturity Acceleration Event, extend the Senior Debt Maturity Date to a date which is after the Subordinated Debt Maturity Date, the Subordinated Debt may be paid in full on the Subordinated Debt Maturity Date.

(c) Notwithstanding any provision of this Section 2.3 to the contrary, the failure of the Loan Parties to make any Distribution with respect to the Subordinated Debt by reason of the operation of this Section 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents.

2.4 Subordinated Debt Standstill Provisions.

(a) The Subordinated Creditor will use its commercially reasonable efforts to provide Agent with a Subordinated Debt Default Notice concurrent with providing any such notice to a Loan Party; provided that the failure to so provide such notice shall not adversely affect the rights of the Subordinated Creditor with respect to the Subordinated Debt Default(s) specified therein or otherwise except as otherwise provided herein.

(b) Until the Discharge of the Senior Debt, the Subordinated Creditor shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt, until the earliest to occur of the following (and, with respect to clause (ii) below, no earlier than ten (10) Business Days after Agent’s receipt of written notice of Subordinated Creditor’s intention to take any such Enforcement Action (which notice may be delivered during the Standstill Period)):

(i) acceleration of the Senior Debt;

(ii) the expiration of the applicable Standstill Period so long as the Subordinated Debt Default for which the Subordinated Debt Default Notice was delivered is still continuing at such time; or

(iii) the commencement of a Proceeding involving a Loan Party;

Any Distributions or other proceeds of any Enforcement Action (in each case, other than Permitted Subordinated Debt Payments made in compliance with the terms of this Agreement, any Permitted Third Party Payment, any payments permitted pursuant to Section 2.3(b) hereof (unless at the time of receipt of such payment the Senior Debt is then due and payable) and any Offset Repayment) obtained by the Subordinated Creditor in respect of the Subordinated Debt shall in any event be promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until the Discharge of the Senior Debt has occurred.

(c) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lenders such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived) in writing by the Agent, then all Enforcement Actions taken by the Subordinated Creditor shall likewise be rescinded if such Enforcement Action is based solely on clause (i) of paragraph (b) of this Section 2.4 and such recission can be made without liability or prejudice to the Subordinated Creditor.

(d) Notwithstanding anything contained herein to the contrary, the Subordinated Creditor at any time and from time to time may take any action described in clauses (i) through (viii) of the proviso at the end of the definition of “Enforcement Action”.

(e) The Subordinated Creditor hereby:

(i) agrees that it will not take any action, other than as expressly permitted under this Agreement, that would restrain, hinder, limit, delay, or otherwise interfere with the rights and remedies of the Agent or any Senior Lender, or any action that is otherwise prohibited hereunder;

(ii) waives any and all rights the Subordinated Creditor may have to object to the manner in which the Agent or any of the other Senior Lenders, seek to enforce or collect the Senior Debt or the liens securing the Senior Debt granted in any assets of any Loan Party, regardless of whether any action or failure to act by or on behalf of the Agent or any other Senior Agent is adverse to the interest of the Subordinated Creditor;

(iii) agrees not to contest, protest, or object to any exercise of rights and remedies arising pursuant to the Senior Debt Documents or this Agreement by any Senior Lender; and

(iv) acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Debt Documents shall be deemed to restrict in any way the rights and remedies of the Agent or the other Senior Lenders with respect to any liens on any assets of any Loan Party securing the Senior Debt.

2.5 Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by the Loan Parties or accepted by the Subordinated Creditor under this Agreement is made and received by the Subordinated Creditor, such Distribution shall be promptly paid over to Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until the Discharge of the Senior Debt has occurred.

2.6 Acknowledgment, Consent, and Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens; Waiver of Right to Contest Obligations and Liens.

(a) The Subordinated Creditor hereby (y) acknowledges that the Loan Parties, either prior to the date hereof or concurrently herewith, have granted or are granting liens on the Collateral in favor of the Agent to secure the Senior Debt and (z) consents, anything to the contrary contained in the Subordinated Loan Documents notwithstanding, to the grant by such Loan Parties of the liens on the Collateral to secure the Senior Debt. Until the Discharge of the Senior Debt, any liens and security interests of the Subordinated Creditor in the Collateral which may exist in breach of the Subordinated Creditor’s agreement pursuant to Section 3.2(g) or Section 4 of this Agreement shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. In the event that the Subordinated Creditor obtains any liens or security interests in the Collateral securing the Subordinated Debt, the Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of the liens and security interests of the Subordinated Creditor in such Collateral. In furtherance of the foregoing, the Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of the Subordinated Creditor and in the name of the Subordinated Creditor or otherwise, to execute and deliver any document or instrument which the Subordinated Creditor may be reasonably required to deliver pursuant to this Section 2.6.

(b) The Agent, for itself and on behalf of each other Senior Lender, and the Subordinated Creditor agrees that it will not (and hereby waives any right to), directly or indirectly, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), (i) the validity, priority, enforceability or allowance of any claims of any of the Senior Lenders or the Subordinated Creditor, as the case may be, (ii) subject to the terms of this Agreement, the priority, validity, or enforceability of a lien held by or on behalf of any of the Senior Lender in any Collateral, as the case may be, or (iii) the validity or enforceability of the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of the Agent, any other Senior Lender, or the Subordinated Creditor to enforce the terms of this Agreement; provided, further, however, that notwithstanding anything to the contrary herein, the Subordinated Creditor may raise any objection to the bidding and related procedures proposed to be utilized in connection with any sale or disposition that may be raised by unsecured creditors more generally.

2.7 Sale, Transfer or other Disposition of Subordinated Debt.

(a) The Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document except for an assignment of all, but not less than all of the Subordinated Debt and all rights of the Subordinated Creditor under the Subordinated Debt Documents to a transferee that is a Third Party who has made a Superior Proposal (as defined in the Merger Agreement) which has been accepted by the Company so long as prior to the consummation of any such assignment, such Third Party executes and delivers to Agent an agreement consenting to be bound by the terms of this Agreement to the same extent as if such Third Party were the original Subordinated Creditor hereunder and otherwise providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein.

(b) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement or to otherwise agree to be bound by the terms hereof as provided in Section 2.7(a) above, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditor, as provided in Section 9 hereof.

(c) The Subordinated Creditor may not assign the Subordinated Debt to any Loan Party or any Subsidiary thereof.

2.8 Legends. All documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend, in form and substance satisfactory to Agent, noting that such documents and instruments are subject to this Agreement, and each Company shall promptly deliver to Agent evidence of the same.

3. Modifications.

3.1 Modifications to Senior Debt Documents. Senior Lenders may, with the consent of the Company, at any time and from time to time without the consent of or notice to the Subordinated Creditor, without incurring liability to the Subordinated Creditor and without impairing or releasing the obligations of the Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or otherwise modify in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided, that, without the prior written consent of Subordinated Creditor, Senior Lenders shall not (a) increase the aggregate principal amount of revolving or term loans that constitute the Senior Debt in excess of the limitation on such aggregate principal amount set forth in the definition of Senior Debt, (b) increase the rate of interest on any of the Senior Debt by more than 3.00%; provided, for avoidance of doubt, an increase in the rate of interest shall not be deemed to have occurred as a result of (A) fluctuations in any underlying rate indices and (B) the imposition of a default rate of interest at the rate set forth in and as permitted the Senior Credit Agreement as in effect on the date hereof, (c) amend or otherwise modify the definition of “Maturity Acceleration Event” in the Senior Credit Agreement, (d) amend or otherwise modify clause (i) of the definition of “Maturity Date” in the Senior Credit Agreement, (e) amend or otherwise modify clause (ii) of the first sentence of Section 7 of the Senior Credit Agreement in any manner that would render the covenants therein to be less restrictive on the Loan Parties, or (f) amend or otherwise modify any successor provisions to any of the foregoing or take any action that would be inconsistent with this Agreement.

3.2 Modifications to Subordinated Debt Documents. Until the Discharge of the Senior Debt has occurred, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, the Subordinated Creditor shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt (other than in connection with the addition of Subordinated PIK Payments), (b) increase the rate of interest on any of the Subordinated Debt; provided, for avoidance of doubt, an increase in the rate of interest shall not be deemed to have occurred as a result of (A) fluctuations in any underlying rate indices and (B) the imposition of a default rate of interest at the rate set forth and as permitted in the Subordinated Credit Agreement as in effect on the date hereof, (c) change the dates upon which payments of principal or interest on the Subordinated Debt are due to an earlier date or in the case of interest, more frequent dates, (d) except as provided below, change or add any event of default or any covenant with respect to the Subordinated Debt, (e) change any redemption or prepayment provisions of the Subordinated Debt (other than extensions of the dates of any such redemptions or prepayments or waiver of any such redemption or prepayment request), (f) alter the subordination provisions with respect to the Subordinated Debt, (g) take any liens or security interests in any assets of any Loan Party to secure the Subordinated Debt, or (h) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default, or confer additional material rights on the Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to any Loan Party or Senior Lenders; provided, however, that the Subordinated Creditor shall be permitted to amend or modify the Subordinated Debt Documents to modify or add covenants, defaults or other provisions, to the extent the corresponding provisions of the Senior Debt Documents have been amended or modified with cushions consistent with the cushions included in comparable covenants, defaults and other provisions in the Senior Debt Documents.

4. Representations and Warranties of Subordinated Creditor. The Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) it is a corporation duly incorporated and validly existing under the laws of the State of Delaware; (b) it has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) its execution of this Agreement will not violate or conflict with its organizational documents, any material agreement binding upon it or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) it is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt; (f) the Subordinated Debt is an unsecured obligation of each Loan Party, and (g) there has been no amendment, waiver or other modification of any provision of the Merger Agreement since November 3, 2021.

5. Representations and Warranties of Agent. The Agent hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) it has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) its execution of this Agreement will not violate or conflict with its organizational documents, any material agreement binding upon it or any law, regulation or order or require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid and binding obligation of Agent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

6. Subrogation. Until the Discharge of the Senior Debt, the Subordinated Creditor waives all rights of subrogation with respect to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt and agrees that it shall not exercise any such right of subrogation until the Discharge of the Senior Debt. The Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the Senior Lenders in a Proceeding or otherwise, any Distribution received by the Subordinated Creditor with respect to the Subordinated Debt (other than (i) a Distribution in the form of Subordinated PIK Payments, (ii) a Distribution in the form of of Reorganization Subordinated Securities if, in the case of Reorganization Subordinated Securities, Subordinated Creditors and Agent shall have entered into such supplements to, or modifications of, this Agreement as Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein, (iii) the Offset Repayment, and (iv) any Permitted Third Party Payment) at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by the Subordinated Creditor in trust as property of the Senior Lenders and the Subordinated Creditor shall forthwith deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Discharge of the Senior Debt. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to the Subordinated Creditor is not, as between the Loan Parties and the Subordinated Creditor, a payment by any Loan Party to or on account of the Senior Debt.

7. Modification. No amendment, waiver or other modification of any provision of this Agreement, and no consent with respect to any departure by any party therefrom, shall be effective unless the same shall be in writing and signed by the Agent and the Subordinated Creditor and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given.

8. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9. Notices. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.

Notices shall be addressed as follows:

If to Subordinated Creditor:

Lumentum Holdings Inc.

1001 Ridder Park Drive

San Jose, CA 95131

Email: lumentumlegal@lumentum.com

Attention: Judy Hamel

With a copy to (which shall not substitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attn: Dana Hall

Email: djhall@wsgr.com

If to any Loan Party:

NeoPhotonics Corporation

3081 Zanker Road

San Jose, CA 95134

Attn: General Counsel

Email: barbara.rogan92@neophotonics.com

With a copy to (which shall not substitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attn: John Sellers

Email: jsellers@cooley.com

If to Agent or Senior Lenders:

Wells Fargo Bank, National Association

1800 Century Park East, Suite 1100

Los Angeles, California 90067

Attn: Business Finance Manager

Fax No.: 877-401-6389

Email: Estefania.S.Becerra@wellsfargo.com

David.Klages@wellsfargo.com

With a copy to (which shall not substitute notice):

Morgan, Lewis & Bockius LLP

300 S. Grand Avenue, Twenty-Second Floor

Los Angeles, CA 90071-3132

Attn: Marshall Stoddard, Jr., Esq.

Fax No.: 213-612-2501

Email: marshall.stoddard@morganlewis.com

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

10. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, the Subordinated Creditor and each Loan Party. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to the Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be bound by the provisions of this Agreement applicable to Agent and entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. The Subordinated Creditor agrees that any party that consummates a Permitted Refinancing may rely on and enforce this Agreement. The Subordinated Creditor further agrees that, at the request of Agent or the Company, the Subordinated Creditor will enter into an agreement in the form of this Agreement, mutatis mutandis, with the party that consummates the Permitted Refinancing; provided, that the failure of the Subordinated Creditor to execute such an agreement shall not affect such party’s obligations hereunder as successor in interest or its right to rely and enforce the terms of this Agreement.

11. Relative Rights. This Agreement shall define the relative rights of Agent, Senior Lenders and the Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Loan Parties, Agent and Senior Lenders and as among each Loan Party and the Subordinated Creditor, the obligations of the Loan Parties with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or the Subordinated Creditor with respect to any other creditors of the Loan Parties.

12. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

13. Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

15. Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

16. Continuation of Subordination, Termination of Agreement. Subject to Section 2.2(f) hereof, this Agreement shall remain in full force and effect until the Discharge of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto (provided that the subrogation rights of the Subordinated Creditor shall survive until all Subordinated Debt has been paid in full in cash).

17. APPLICABLE LAW. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

18. CONSENT TO JURISDICTION. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. SUBORDINATED CREDITOR AND EACH LOAN PARTY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 17. SUBORDINATED CREDITOR AND EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF CALIFORNIA AND THE STATE OF CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST SUBORDINATED CREDITOR OR ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

19. WAIVER OF SERVICE. EACH OF THE SUBORDINATED CREDITOR, EACH LOAN PARTY AND AGENT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

20. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH OF THE PARTIES HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

21. IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN THIS SECTION IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A)—(D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER; PROVIDED, THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

[Signature pages follow]

EXECUTION VERSION

IN WITNESS WHEREOF, Subordinated Creditor, each Loan Party and Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

LUMENTUM HOLDINGS INC.

	By:	/s/ Alan Lowe
Name: Alan Lowe
Title: President and CEO

COMPANY:	NEOPHOTONICS CORPORATION,
a Delaware corporation

	By:	/s/ Beth Eby
Name: Beth Eby
Title: CFO

EXECUTION VERSION

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association, as Agent

By:	/s/ Estefania Becerra
Name: Estefania Becerra
Title: Authorized Signatory